Contact: Robert C. Weiner
         Vice President, Investor Relations
                  904-332-3287

             PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL YEAR 2003

                 Company Exceeded Its GAAP EPS Growth Objective

Fiscal Year 2003 Highlights:
 o Company exceeded its goal for 50% growth of GAAP EPS, reporting $0.19 per diluted share
 o Consolidated revenue growth of 6.7%
 o $44.1 million of cash flow from operations
 o 28% growth of EBITDA to $54.7 million
 o 420 basis point increase in return on committed capital to 20.6%
 o Capital structure improvements
      o Redeemed $125 million Senior Subordinated Notes, total debt decreased by $42 million
      o Repurchased 5% of total common shares outstanding, or approximately 3.6 million shares
 o Physician Business rationalization program completed
 o Elder Care Business reports increase of 54% in income from operations
 o Divested Imaging Business in November 2002

         Jacksonville, Florida (May 22, 2003) - PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the three months and fiscal year ended March 28, 2003. For fiscal year 2002, earnings results have been restated to reflect the Company's divested Imaging Business as discontinued operations.

          David A. Smith, President and CEO, commented, "Fiscal 2003 represents a strategic breakthrough for the company. Our balance sheet and capital structure are as solid as a rock, our distribution infrastructure is rebuilt with tomorrow's technology, and we have revitalized our sales capability and product offerings. We exceeded every financial objective while rebuilding the foundation of tomorrow's growth."

Fiscal Year 2003 Goals compared to Actual Results
-------------------------------------------------
                                                FY2003 Goals     FY2003 Results
                                                ------------     --------------
       Revenue growth                             4% - 6%              6.7%
       Earnings Growth/GAAP EPS                50% or $0.18     58.3% or $0.19
       Operating cash flow (in millions)       $25 to $30           $ 44.1
       Capital expenditures (in millions)      $15 to $20           $ 12.0
       Adjusted EBITDA growth                   8% - 12%              28.5%
       Other G&A expenses (in millions) (a)    $11 to $13           $  9.1
       Return on committed capital              13% - 15%             20.6%

         Net sales for the three months ended March 28, 2003, were $297.8 million, an increase of 4.1%, compared to net sales of $286.0 million for the three months ended March 29, 2002. Income from continuing operations before extraordinary loss for the three months ended March 28, 2003, was $4.1 million, or $0.06 per diluted share, compared to $0.3 million for the same period in the prior fiscal year. Net loss for the three months ended March 28, 2003, was $2.7 million, or $0.04 per diluted share, reflecting a loss from discontinued operations of $2.7 million, or $0.04 per diluted share, and an extraordinary loss of $4.1 million, or $0.06 per diluted share, which was associated with the early extinguishment of debt. Net loss for the three months ended March 29, 2002, was $0.7 million, or $0.01 per diluted share, reflecting a total loss from discontinued operations of $1.0 million, or $0.01 per diluted share.

         Net sales for the fiscal year ended March 28, 2003, were $1.18 billion, an increase of 6.7%, compared to net sales of $1.10 billion for the same period in the prior fiscal year. Income from continuing operations before extraordinary loss for the fiscal year ended March 28, 2003, increased by 19.3% to $13.6 million, or $0.19 per diluted share, compared with income from continuing operations before extraordinary loss of $11.4 million, or $0.16 per diluted share, for the same period in the prior fiscal year. The Company operated the divested Imaging Business for the entire year and reported consolidated earnings of $0.12 per diluted share in fiscal year 2002. The net loss for the fiscal year ended March 28, 2003, was $54.8 million, or $0.78 per diluted share, reflecting a total loss from discontinued operations of $63.6 million, or $0.90 per diluted share and an extraordinary loss of $4.8 million, or $0.07 per diluted share, which was associated with the early extinguishment of debt. Net loss for the fiscal year ended March 29, 2002, was $81.2 million, or $1.13 per diluted share, reflecting a total loss from discontinued operations of $92.6 million, or $1.29 per diluted share.

         The Company was reimbursed $2.6 million in the fourth quarter from the buyer of the Imaging Business in return for providing transition services to the divested Imaging Business. The reimbursement is recorded as other income in the consolidated statements of operations.

         David M. Bronson, Executive Vice President and Chief Financial Officer, commented, "The Company had a very successful year, achieving all of our financial objectives and making significant progress on our three-year business plan. The overachievement of our goal for operating cash flow was particularly gratifying, as it allowed us to accelerate repayment of debt, and to repurchase some of our shares."

          "The completion of our infrastructure rationalization programs enables us to accelerate the improvement of our operating margins, which, combined with the de-levering of our balance sheet, will continue the earnings breakout we began this year, concluded, Mr. Bronson."

Fiscal Year 2004 Goals:
----------------------
Revenue growth:                                      7% - 9%
GAAP EPS growth:                                     70% - 90%
Consolidated operating margin:                       3.0% - 3.1%
Operating cash flow (in millions):                   $30 - $35
Capital expenditures (in millions):                  $13 - $16
Other G&A expenses (in millions) (a):                $ 2 - $ 3
Return on committed capital:                         21% - 24%


         David A. Smith, President and Chief Executive Officer, commented, "Even though we operate in a challenging and competitive environment we expect fiscal 2004 performance to continue to accelerate. Our innovation, work ethic and discipline to listen to the customer have created the opportunity for us to reap the benefits in both operational efficiencies and sales productivity. New products and programs that equate to customer efficiency, revenue opportunities and patient care solutions will drive incremental revenue while new infrastructure, systems and processes will drive incremental profits."

         "For our shareholders, the goal is 70% to 90% growth in GAAP earnings per share to be driven by the execution of our fiscal 2004 business plan. Our plan relies on our core competencies and competitive advantages, and the hearts and minds of the best team in our industry. We are confident we will see it through."

Progress Report On Fiscal Year 2003 Initiatives:
-----------------------------------------------
Physician Business. The Physician Business' net sales growth of 6.0% in fiscal year 2003 reflected continuing growth in the product line categories of pharmaceutical, branded and private label consumables and continued market penetration of the SRxSM solutions program, which were somewhat offset by lower year over year sales in the category of immunoassay products. Importantly, the Physician Business returned to recording revenue growth at the high end of its expectations (5% - 6% goal for FY2003) while focusing on significant operating infrastructure rationalization and new technology rollout programs.

         The Physician Business completed the rationalization programs for its distribution infrastructure during the fourth quarter, consolidating the operations of three distribution centers and completing the conversion of seven distribution centers to JD Edwards ERP and centralized purchasing. Since the inception of the rationalization program and systems conversion, a total of 13 of the original 46 centers were consolidated into 33 total centers, including six new facilities. At the end of fiscal year 2003, the Physician Business had 33 full service distribution centers (product inventory, warehousing and delivery, credit and collections, and sales) and 13 break freight locations (delivery and sales), with average growth capacity of approximately 35% - 40%.

Elder Care Business. The Elder Care Business' net sales growth of 8.1% met Company objectives for fiscal 2003 (8% - 9% goal for FY2003), reflecting continued growth in the regional and independent customer segments, which were driven by the clinical care and supply chain solutions based program, ANSWERS (314 customers and $28.5 million in annualized revenue at fiscal year end). The Elder Care Business also benefited from the fiscal 2003 introduction and market acceptance of the Company's housekeeping products program and the addition of sales representatives focused exclusively on the expanding regional account customer segment.

         The Elder Care Business continued to report strong results with 54% growth in income from operations. The Business' growth in operating income was driven by the significant leverage gained from its fiscal 2002 rationalization program and the incremental margin generated from sales processed through its excess capacity and rebuilt infrastructure.

Capital Structure:
Early extinguishment of debt
         During the three months ended March 28, 2003, the Company retired the remaining $106.0 million principal amount of its 8 1/2% Senior Subordinated Notes. For fiscal year 2003, the Company recorded an extraordinary loss of $4.8 million (net of taxes) associated with the redemption of all of its $125 million of 8 1/2% Senior Subordinated Notes. The extraordinary loss consisted of $5.1 million of redemption premiums and $2.8 million of accelerated amortization of debt issuance costs, net of a benefit for income taxes of $3.1 million.

Stock Repurchase and Authorization
         The Company completed the repurchase of 5%, or 3.6 million common shares for $25.6 million or an average cost of $7.12 per common share. Share repurchases were made pursuant to a stock repurchase program authorized by the Company's Board of Directors on July 31, 2002. Upon completion of the initial stock repurchase program, the Company's Board of Directors authorized purchase of up to an additional 5% of its total common shares, from time to time, depending upon market conditions and other factors.
         Such repurchases will be made in compliance with applicable rules and regulations and may be discontinued at any time. The Company noted that due to issuer trading restrictions it has not yet commenced stock repurchases authorized under this program; however the Company anticipates that it will initiate repurchases of its common shares under this authorization in fiscal 2004.

Discontinued Operations and Sale of Imaging Business:
         On November 18, 2002, the Company completed the sale of its Diagnostic Imaging Business to Platinum Equity LLC. Results of operations for the business for the period April 1, 2002 through November 18, 2002, are reported in the Company's financial statements as discontinued operations. The Company has recorded a $37.7 million income tax benefit related to the operations and disposal of the Imaging Business during the fiscal year ended March 28, 2003. The Company has a total deferred tax asset of approximately $57.4 million, which represents the tax effect of the anticipated income tax net operating loss ("NOL") to be generated as a result of operations and the sale of the Imaging Business during fiscal year 2003. Management anticipates that this NOL will be carried forward and applied against taxable income for fiscal years 2003 - 2006 offsetting all or part of taxable income in these years. The Company noted that it is reviewing documents from Platinum Equity in order to evaluate their claim seeking adjustment of the purchase price for the sale of the Imaging Business. The Company remains confident that the dispute will be resolved in a timely manner and will not result in a material adjustment to the purchase price.

         David A. Smith, President and Chief Executive Officer, concluded, "What a great year! At the beginning of the year some concern was voiced about us having too much activity for 12 months. We did have butterflies but our hearts dared to believe in the journey we launched two years ago. Congratulations to all the employees and partners of PSS World Medical!"

A listen-only simulcast and 90-day replay of PSS World Medical's fourth quarter and year-end conference call will be available online through the Company's website at www.pssworldmedical.com or www.companyboardroom.com on May 22, 2003, beginning at 11:00 a.m. Eastern time.

PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company's website at www.pssworldmedical.com, and selecting "Investor Relations" and "Additional Financial Information." If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

Glossary of Terms:
SRxSM. SRxSM is the Physician Business' automated marketing program tailored to physician specialties, combining disease states, pharmaceutical therapeutics, diagnostic tests, and reimbursement.
ANSWERSTM ANSWERSTM is the Elder Care
Business' best-practice marketing program, aligning the best practices of elder care providers with the most efficient distribution activities, producing savings for both customers and distributors.



All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business, such as the Medicare cliff; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSSI Announces Fourth Quarter 2003 Results
Page 6
May 22, 2003



                             PSS WORLD MEDICAL, INC.
                      Consolidated Statements of Operations
                        (In millions, except share data)


                                                                 Three Months Ended         Twelve Months Ended
                                                         ---------------------------  ----------------------------
                                                         March 28,         March 29,     March 28,     March 29,
                                                         2003                2002          2003           2002
                                                       -------------   -------------  -------------  -------------

Net sales                                              $      297.8   $       286.0  $     1,177.9  $     1,104.1
Cost of goods sold                                            210.6           205.1          841.9          799.7
                                                       -------------   -------------  -------------  -------------
       Gross profit                                            87.2            80.9          336.0          304.4
General and administrative expenses                            58.5            53.2          217.6          197.3
Selling expenses                                               20.9            19.9           83.4           76.5
International Business exit charge reversal                      -               -              -            (0.5)
Other general and administrative expenses (a)                   0.7             5.7            9.1            7.6
                                                       -------------   -------------  -------------  -------------
       Income from operations                                   7.1             2.1           25.9           23.5
                                                       -------------   -------------  -------------  -------------
Other (expense) income:
   Interest expense                                            (3.1)           (2.0)          (9.8)          (8.2)
   Interest and investment income                               0.1             0.4            0.5            0.7
   Other income                                                 2.7             0.4            5.4            1.9
                                                       -------------   -------------  -------------  -------------
                                                               (0.3)           (1.2)          (3.9)          (5.6)
                                                       -------------   -------------  -------------  -------------
Income from continuing operations before
   provision for income taxes                                   6.8             0.9           22.0           17.9
Provision for income taxes                                      2.7             0.6            8.4            6.5
                                                       -------------   -------------  -------------  -------------
Income from continuing operations
   before extraordinary loss                                    4.1             0.3           13.6           11.4
                                                       -------------   -------------  -------------  -------------
Discontinued operations:
   Loss from discontinued operations (net
     of benefit for income taxes of $0.0,
     $0.6, $2.6 and $1.4, respectively)                          -             (1.0)          (4.1)          (2.6)
   Loss on disposal of discontinued operations (net
     of benefit for income taxes of $0.5,
     $0.0, $35.1, and $0.0, respectively)                      (2.7)            -            (59.5)           -
   Cumulative effect of accounting change (net
     of benefit for income taxes of $14.4)                       -               -              -           (90.0)
                                                       -------------   -------------  -------------  --------------
       Total loss from discontinued operations                 (2.7)           (1.0)         (63.6)         (92.6)
                                                       -------------   -------------  -------------  -------------
Extraordinary loss (net of benefit for income
   income taxes of $2.7 and $3.1)                              (4.1)            -             (4.8)           -
                                                       -------------   -------------  -------------  --------------
       Net loss                                        $       (2.7)  $        (0.7) $       (54.8) $       (81.2)
                                                       =============   ============== =============  =============

Earnings (loss) per share - Basic:
   Income from continuing operations
     before extraordinary loss                         $        0.06   $        0.00  $        0.19  $        0.16
   Total loss from discontinued operations                     (0.04)          (0.01)         (0.91)         (1.30)
   Extraordinary loss                                          (0.06)           0.00          (0.07)          0.00
                                                       --------------  ------------   -------------  --------------
       Net loss                                        $       (0.04)  $       (0.01) $       (0.79) $       (1.14)
                                                       =============   ============== =============  =============

Earnings (loss) per share - Diluted:
   Income from continuing operations
     before extraordinary loss                         $        0.06   $        0.00  $        0.19  $        0.16
   Total loss from discontinued operations                     (0.04)          (0.01)         (0.90)         (1.29)
   Extraordinary loss                                          (0.06)           0.00          (0.07)          0.00
                                                       -------------   -------------  -------------  -------------
       Net loss                                        $       (0.04)  $       (0.01) $       (0.78) $       (1.13)
                                                       =============   ============== =============  =============

Weighted average shares (in thousands):
   Basic                                                      67,837          71,235         69,680          71,184
   Diluted                                                    68,306          72,311         70,374          71,953


                             PSS WORLD MEDICAL, INC.
                           Consolidated Balance Sheets
                 (In millions, except per share and share data)


                                                                                         March 28,      March 29,
                                                                                           2003           2002
                                                                                      -------------  --------------
                                     ASSETS
Current Assets:
   Cash and cash equivalents                                                          $        19.2  $        53.6
   Accounts receivable, net                                                                   154.4          148.3
   Inventories, net                                                                            79.7           83.9
   Employee receivables                                                                         0.1            0.1
   Prepaid expenses and other                                                                  16.3           16.5
   Deferred tax assets                                                                         27.3           14.6
   Assets of discontinued operations                                                            -            193.1
                                                                                      --------------  ------------
       Total current assets                                                                   297.0          510.1

Property and equipment, net                                                                    61.3           61.7
Other Assets:
   Goodwill                                                                                    61.1           59.4
   Intangibles, net                                                                             5.8            4.0
   Deferred tax assets                                                                         26.0            7.0
   Employee receivables                                                                         0.1            0.3
   Other                                                                                       20.6           20.9
                                                                                      -------------  -------------
       Total assets                                                                   $       471.9  $       663.4
                                                                                      =============  =============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                                   $        90.6  $        94.4
   Accrued expenses                                                                            27.2           30.0
   Revolving line of credit                                                                    83.0            -
   Other                                                                                        4.6            4.6
   Liabilities of discontinued operations and accrued loss on disposal                          2.7           68.5
                                                                                      -------------  -------------
       Total current liabilities                                                              208.1          197.5
Senior subordinated debt                                                                        -            125.0
Other                                                                                          18.6           16.5
                                                                                      -------------  -------------
       Total liabilities                                                                      226.7          339.0
                                                                                      -------------  -------------

Shareholders' Equity:
   Preferred stock, $.01 par value; 1,000,000 shares authorized,
      no shares issued and outstanding                                                          -               -
   Common stock, $.01 par value; 150,000,000 shares authorized,
      67,870,561 and 71,270,044 shares issued and outstanding
      at March 28, 2003 and March 29, 2002, respectively                                        0.7            0.7
   Additional paid-in capital                                                                 325.6          350.0
   Accumulated deficit                                                                        (81.1)         (26.3)
                                                                                      -------------  -------------
       Total shareholders' equity                                                             245.2          324.4
                                                                                      -------------  -------------
       Total liabilities and shareholders' equity                                     $       471.9  $       663.4
                                                                                      =============  =============

                             PSS WORLD MEDICAL, INC.
                      Consolidated Statements of Cash Flows
                                  (In millions)

                                                                 Three Months Ended            Twelve Months Ended
                                                             -------------------------- ----------------------------
                                                            March 28,        March 29,       March 28,    March 29,
                                                              2003            2002            2003         2002
                                                        -------------  --------------  -------------  -------------

Cash Flows From Operating Activities:
   Net loss                                            $        (2.7)  $        (0.7) $       (54.8) $       (81.2)
   Adjustments to reconcile net loss to
      net cash provided by operating activities:
       Total loss from discontinued operations                   2.7             1.0           63.6           92.6
       Extraordinary loss                                        4.1              --            4.8              --
       Depreciation                                              3.1             3.7           12.0            9.5
       Amortization of intangible assets                         0.6             0.5            2.4            1.6
       Amortization of debt issuance costs                       0.3             0.3            1.1            1.6
       Provision for doubtful accounts                           2.0             0.9            4.6            4.1
       Provision for deferred income taxes                       5.6             2.8            6.5           14.9
       Provision for notes receivable                              --             --            2.9             --
       Loss on sale of property and equipment                    0.2              --            0.3             --
       Noncash compensation expense                              0.1              --            0.1            0.3
       Loss on marketable security                                 --           (0.3)            --           (0.2)
       International Business exit charge reversal                 --             --             --           (0.5)
   Changes in operating assets and liabilities, net of effects from business combination and discontinued operations:
       Accounts receivable                                       0.6            (0.8)          (9.4)          (1.5)
       Inventories, net                                          4.4             7.8            4.9            2.1
       Prepaid expenses and other current assets               (17.9)            4.0          (14.2)           6.1
       Other assets                                             14.0            12.5            3.6           (6.0)
       Accounts payable                                          2.9           (12.6)          13.4           22.3
       Accrued expenses and other liabilities                   (3.6)            0.3            2.6           15.0
       Net cash provided by (used in)
          discontinued operations                                 --             0.8           (0.3)          28.3
                                                       -------------   -------------  -------------- -------------
       Net cash provided by operating activities                16.4            20.2           44.1          109.0
                                                       -------------   -------------  --------------- ------------

Cash Flows From Investing Activities:
   Capital expenditures                                         (3.5)           (6.0)         (12.0)         (19.8)
   Payments on noncompete agreements                            (0.2)            0.5           (0.7)          (0.6)
   Payment for business acquisition                                --             --           (4.5)             --
   Proceeds from sale of Imaging Business, net
     of transaction costs of $2.0 and $3.3                      (2.0)             --           12.1              --
   Proceeds from sale of International Business                    --             --             --            0.2
   Proceeds from sale of marketable security                       --            0.5             --            0.5
   Net cash used in discontinued operations                        --           (1.8)          (1.5)          (5.7)
                                                       --------------  -------------  -------------- --------------
       Net cash used in investing activities                    (5.7)           (6.8)          (6.6)         (25.4)
                                                       --------------  -------------  -------------- --------------

Cash Flows From Financing Activities:
   Repayment of Senior Subordinated Notes                     (106.0)             --         (125.0)             --
   Payment of premium to retire Senior
     Subordinated Notes                                         (4.5)             --           (5.1)             --
   Net proceeds (payments) under revolving line
    of credit                                                   83.0            --             83.0          (65.0)
   Purchase of treasury stock shares                            (0.4)             --          (25.6)             --
   Proceeds from issuance of common stock                        0.6             0.6            0.8            0.7
   Net cash provided by (used in) discontinued
    operations                                                     --            0.1             --           (0.1)
                                                       --------------  -------------  -------------- --------------
       Net cash (used in) provided by
       financing activities                                    (27.3)            0.7           71.9           (64.4)
                                                       --------------  -------------  -------------- --------------
Net (decrease) increase in cash and cash equivalents           (16.6)           14.1          (34.4)          19.2
Cash and cash equivalents, beginning of period                  35.8            39.5           53.6           34.4
                                                       --------------  -------------  -------------- --------------

Cash and cash equivalents, end of period               $        19.2   $        53.6  $        19.2  $        53.6
                                                       =============   =============  =============  =============

                             PSS WORLD MEDICAL, INC.
                         Unaudited Operating Highlights
                              (Dollars in millions)

                                                               Three Months Ended            Twelve Months Ended
                                                           --------------------------  ----------------------------
                                                             March 28,      March 29,      March 28,     March 29,
                                                               2003           2002           2003          2002
                                                            ---------  -------------   ------------  --------------

Net Sales:
   Physician Business                                   $      191.2   $       183.7  $       754.3  $        711.8
   Elder Care Business                                         106.6           102.3          423.6           391.9
   Corporate Overhead                                            -               -              -               0.4
                                                        -------------  -------------  -------------  --------------
                                                        $      297.8   $       286.0  $     1,177.9  $      1,104.1
                                                        ============   =============  =============  ==============
  Income from Operations:
   Physician Business                                   $        5.8   $        (0.6) $        22.8  $         17.7
   Elder Care Business                                           5.1             4.3           18.3            11.9
   Corporate Overhead                                           (3.8)           (1.6)         (15.2)           (6.1)
                                                        ------------   -------------  -------------  --------------
                                                        $        7.1   $         2.1  $        25.9  $         23.5
                                                        ============   =============  =============  ==============
  Other General and Administrative Expenses:
   Physician Business                                   $        0.9   $         5.9  $         4.9  $          7.5
   Elder Care Business                                           -               -              -               0.4
   Corporate Overhead                                           (0.2)           (0.2)           4.2            (0.3)
                                                        ------------   -------------- -------------  --------------
                                                        $        0.7   $         5.7  $         9.1  $          7.6
                                                        ============   =============  =============  ==============
  Adjusted Income from Operations (b):
   Physician Business                                   $        6.7   $         5.3  $        27.7  $         25.2
   Elder Care Business                                           5.1             4.3           18.3            12.3
   Corporate Overhead                                           (4.0)           (1.8)         (11.0)           (6.4)
                                                        ------------   -------------- -------------  --------------
                                                        $        7.8   $         7.8  $        35.0  $         31.1
                                                        ============   =============  =============  ==============

  Adjusted EBITDA (r):                                  $       14.2   $        11.3  $        54.6  $         42.5

  Ratio to Net Sales:
   Income from operations                                        2.4%            0.7%           2.2%            2.1%
   Other general and administrative expenses                     0.2%            2.0%           0.8%            0.7%
   Adjusted income from operations                               2.6%            2.7%           3.0%            2.8%

  Consolidated:
   Days Sales Outstanding ("DSO") (c)                           47.1            46.7
   Days on Hand ("DOH") (d)                                     34.8            38.5
   Days in Accounts Payable ("DIP") (e)                         37.7            40.7
                                                        ------------   -------------
   Cash Conversion Days (f)                                     44.2            44.5
                                                        ============   =============

                                                                  March 28, 2003
                                                              ----------------------
                                                              Quarterly       Annual
                                                              ---------       -------
  Return on Committed Capital ("ROCC") (g):
  Physician Business                                            23.6%           25.7%
  Elder Care Business                                           31.2%           28.6%
  Total Company                                                 20.9%           20.6%
                                                                                                  As of
                                                                                      -----------------------------
                                                                                         March 28,      March 29,
                                                                                           2003           2002
                                                                                      -------------  --------------
Asset Management:
  Operational working capital (h)                                                     $       143.5  $        137.8

  Net Debt:
  Bank debt                                                                           $        83.0  $          -
  Cash and cash equivalents                                                                    19.2            53.6
                                                                                      -------------  --------------
  Net bank debt                                                                                63.8           (53.6)
  Senior subordinated notes                                                                     -             125.0
                                                                                      -------------  --------------
  Net debt                                                                            $        63.8  $         71.4
                                                                                      =============  ==============

                              PSS WORLD MEDICAL, INC.
                          Unaudited Segment Information
                              (Dollars in millions)

                                                                 Three Months Ended         Twelve Months Ended
                                                                 ------------------         -------------------
                                                            March 28,       March 29,      March 28,     March 29,
                                                              2003           2002            2003          2002
                                                        ------------   -------------  -------------  --------------
 Other General and Administrative Expenses:

   Physician Business
     Restructuring costs and expenses                   $        0.2   $         4.2  $         1.1  $          4.8
     Accelerated depreciation                                    -               1.1            0.2             1.1
     Rationalization expenses                                    0.6             0.5            3.2             1.3
     Other                                                       0.1             0.1            0.4             0.3
                                                        ------------   -------------  -------------  --------------
                                                        $        0.9   $         5.9  $         4.9  $          7.5
                                                        ============   =============  =============  ==============
   Elder Care Business
     Restructuring costs and expenses                   $        -     $         -    $         -    $          0.2
     Other                                                       -               -              -               0.2
                                                        -------------  -------------  -------------  --------------
                                                        $        -     $         -    $         -    $          0.4
                                                        =============  =============  =============  ==============
   Corporate Overhead
     Restructuring costs and expenses                   $       (0.1)  $         -    $         0.3  $          -
     Merger costs and expenses                                   0.1             0.3            1.4             2.1
     Operational tax charge reversal                            (0.2)           (0.5)          (0.4)           (2.4)
     Other                                                       -               -              2.9              -
                                                        -------------  -------------  -------------  --------------
                                                        $       (0.2)  $        (0.2) $         4.2  $         (0.3)
                                                        ============   ============== =============  ===============
   Total Company
     Restructuring costs and expenses (i)               $        0.1   $         4.2  $         1.4  $          5.0
     Merger costs and expenses (m)                               0.1             0.3            1.4             2.1
     Accelerated depreciation (j)                                -               1.1            0.2             1.1
     Operational tax charge reversal (n)                        (0.2)           (0.5)          (0.4)           (2.4)
     Rationalization expenses (k)                                0.6             0.5            3.2             1.3
     Other (l)                                                   0.1             0.1            3.3             0.5
                                                        -------------  -------------  -------------  --------------
                                                       $         0.7   $         5.7  $         9.1  $          7.6
                                                        ============   =============  =============  ==============

  DSO:
   Physician Business                                           43.1            44.5
   Elder Care Business                                          54.2            50.6

  DOH:
   Physician Business                                           39.4            40.2
   Elder Care Business                                          27.9            35.8

  DIP:
   Physician Business                                           40.5            43.9
   Elder Care Business                                          33.4            35.5

  Cash Conversion Days:
   Physician Business                                           42.0            40.8
   Elder Care Business                                          48.7            50.9


                             PSS WORLD MEDICAL, INC.
                           Adjusted EBITDA Calculation
                              (Dollars in millions)

                                                                Three Months Ended            Twelve Months Ended
                                                                ------------------            -------------------
                                                             March 28,    March 29,           March 28,    March 29,
                                                               2003          2002               2003         2002
                                                        -------------  -------------  -------------  ---------------

  Income from continuing operations
   before extraordinary loss                            $        4.1   $         0.3  $        13.6  $         11.4

   Plus: Interest expense                                        3.1             2.0            9.8             8.2
   Less: Interest and investment income                         (0.1)           (0.4)          (0.5)           (0.7)
   Plus: Provision for income taxes                              2.7             0.6            8.4             6.5
   Plus: Depreciation (q)                                        3.1             2.6           11.8             8.4
   Plus: Amortization                                            0.6             0.5            2.4             1.6
   Plus: Other G&A expenses                                      0.7             5.7            9.1             7.6
   Plus: International Business exit charge reversal             -               -              -              (0.5)
                                                        -------------  -------------  -------------  ---------------
   Adjusted EBITDA                                      $       14.2   $        11.3  $        54.6  $         42.5
                                                        =============  =============  =============  ===============


  Reconciliation of Adjusted EBITDA
   to Cash Provided by Operating Activities

  ADJUSTED EBITDA                                       $       14.2   $        11.3  $        54.6  $         42.5
  Operating Asset & Liability Changes:
   Net cash provided by (used in)
     discontinued operations                                     -               0.8           (0.3)           28.3
   Accounts receivable                                           0.6            (0.8)          (9.4)           (1.5)
   Inventories, net                                              4.4             7.8            4.9             2.1
   Prepaid expenses and other current                          (17.9)            4.0          (14.2)            6.1
   Other assets                                                 14.0            12.5            3.6            (6.0)
   Accounts payable                                              2.9           (12.6)          13.4            22.3
   Accrued expenses and other liabilities                       (3.6)            0.3            2.6            15.0
  Noncash Expenses included in Adjusted EBITDA:
   Provision for doubtful accounts                               2.0             0.9            4.6             4.1
   Amortization of debt issuance costs                           0.3             0.3            1.1             1.6
   Provision for deferred income taxes                           5.6             2.8            6.5            14.9
   Noncash compensation expense                                  0.1             -              0.1             0.3
   Provision for notes receivable                                -               -              2.9             -
   Loss on marketable security                                   -              (0.3)           -              (0.2)
   Loss on sale of property and equipment                        0.2             -              0.3             -
  Cash Expenses Excluded from Adjusted EBITDA:
   Interest expense                                             (3.1)           (2.0)          (9.8)           (8.2)
   Interest and investment income                                0.1             0.4            0.5             0.7
   Provision for income taxes                                   (2.7)           (0.6)          (8.4)           (6.5)
   Other G&A expenses                                           (0.7)           (5.7)          (9.1)           (7.6)
   Accelerated depreciation                                      -               1.1            0.2             1.1
                                                        -------------  -------------  -------------  ---------------
  Cash Provided by Operating Activities:                $       16.4   $        20.2  $        44.1  $        109.0
                                                        =============  =============  =============  ===============


                             PSS WORLD MEDICAL, INC.
                           Return on Committed Capital
                              (Dollars in millions)

                                                                             Three Months Ended March 28, 2003
                                                                             ----------------------------------
                                                                           Physician     Elder Care        Total
                                                                            Business      Business        Company
                                                                       -------------  -------------  ---------------

  Annualized Return                                                    $        28.8  $        20.8  $         44.4
  Committed Capital (o)                                                        121.9           66.7           212.5
  ROCC (p)                                                                      23.6%          31.2%           20.9%

  Return:
   Income from continuing operations before extraordinary loss         $         2.7  $         2.3  $          4.1
   Provision for income taxes                                                    1.8            1.5             2.7
   Interest expense                                                              1.4            1.2             3.1
   Amortization expense                                                          0.4            0.2             0.6
   Other G&A expenses                                                            0.9            -               0.7
   Interest and investment income                                                -              -              (0.1)
                                                                       -------------  -------------  ---------------
                                                                       $         7.2  $         5.2  $         11.1
                                                                       =============  =============  ===============



                                             Physician                 Elder Care                    Total
                                              Business                  Business                    Company
                                      ------------------------  ------------------------  -------------------------
                                       March 28,     Dec. 27,      March 28,    Dec. 27,    March 28,     Dec. 27,
                                          2003        2002          2003         2002         2003         2002
                                      ----------   -----------  -----------  -----------  -----------   -----------

Committed capital:
   Accounts receivable, net           $     91.2          91.8  $      63.2  $      65.2  $     154.4         157.0
   Inventories, net                         56.5          58.1         23.3         25.9         79.7          84.0
   Employee receivables, current
     and non-current                         0.1           0.1          -            -            0.2           0.3
   Prepaid expenses and other                6.5           5.4          2.4          2.0         16.3          15.0
   Deferred tax assets, current              4.2           4.6          4.4          4.7         27.3          11.5
   Property and equipment, net              48.9          49.0          4.8          4.7         61.3          61.2
   Other noncurrent assets                   9.3           8.4          1.8          1.6         20.6          20.1
   Deferred tax assets, non-current        (11.6)        (10.0)         0.9          1.9         26.0          48.9

   Accounts payable                        (61.9)        (55.9)       (27.5)       (31.3)       (90.6)        (87.6)
   Accrued expenses                        (13.8)        (15.6)        (4.7)        (4.9)       (27.2)        (33.5)
   Other current liabilities                (3.3)         (2.3)        (1.0)        (1.2)        (4.6)         (6.8)
   Other noncurrent liabilities             (8.2)         (7.7)        (1.5)        (1.4)       (18.6)        (16.6)
   Deferred tax asset generated from
     the sale of the Imaging Business        -             -            -            -          (37.7)        (35.7)
                                      -----------  -----------  -----------  -----------  -----------   -----------
                                      $    117.9        $125.9  $      66.1   $     67.2  $     207.1    $    217.8
                                      ===========  ===========  ===========  ===========  ============= ============

Average committed capital             $    121.9                      $66.7               $     212.5
                                      ===========               ===========               ============


                             PSS WORLD MEDICAL, INC.
                           Return on Committed Capital
                              (Dollars in millions)

                                                                            Twelve Months Ended March 28, 2003
                                                                         -----------------------------------------
                                                                         Physician      Elder Care        Total
                                                                          Business       Business        Company
                                                                        -------------  ------------  --------------

  Return                                                               $        30.3  $        19.0  $         42.8
  Committed Capital (o)                                                        117.9           66.4           207.5
  ROCC (p)                                                                      25.7%          28.6%           20.6%

  Return:
   Income from continuing operations before extraordinary loss         $        12.0  $         8.2  $         13.6
   Provision for income taxes                                                    7.4            5.1             8.4
   Interest expense                                                              4.4            4.9             9.8
   Amortization expense                                                          1.6            0.8             2.4
   Other G&A expenses                                                            4.9            -               9.1
   Interest and investment income                                                -              -              (0.5)
                                                                       -------------  -------------  ---------------
                                                                       $        30.3          $19.0  $         42.8
                                                                       =============  =============  ===============



                                                  Physician                 Elder Care                 Total
                                                  Business                   Business                 Company
                                        ------------------------  ----------------------  ---------------------------
                                         March 28,      March 29,    March 28,   March 29,   March 28,      March 29,
                                            2003          2002        2003         2002       2003            2002
                                      ------------    ---------   ----------- ----------  ------------     -----------

Committed capital:
   Accounts receivable, net           $     91.2          91.5  $      63.2  $      56.8  $     154.4         148.3
   Inventories, net                         56.5          54.4         23.3         29.5         79.7          83.9
   Employee receivables, current
     and noncurrent                          0.1           0.1          -            -            0.2           0.4
   Prepaid expenses and other                6.5           5.9          2.4          1.8         16.3          16.5
   Deferred tax assets, current              4.2           4.4          4.4          5.2         27.3          14.6
   Property and equipment, net              48.9          48.6          4.8          5.5         61.3          61.7
   Other noncurrent assets                   9.3           6.6          1.8          1.0         20.6          20.9
   Deferred tax assets, noncurrent         (11.6)        (10.8)         0.9          1.7         26.0           7.0

   Accounts payable                        (61.9)        (62.0)       (27.5)       (29.1)       (90.6)        (94.4)
   Accrued expenses                        (13.8)        (11.4)        (4.7)        (3.5)       (27.2)        (30.0)
   Other current liabilities                (3.3)         (3.3)        (1.0)        (1.1)        (4.6)         (4.6)
   Other noncurrent liabilities             (8.2)         (6.2)        (1.5)        (1.2)       (18.6)        (16.5)
   Deferred tax asset generated from
     the sale of the Imaging Business        -             -            -            -          (37.7)          -
                                      -----------  -----------  -----------  -----------  -----------   -----------
                                      $    117.9   $     117.8  $      66.1  $      66.6  $     207.1   $     207.8
                                      ==========   ===========  ===========  ===========  ===========   ===========

Average committed capital             $    117.9                $      66.4               $     207.5
                                      ==========                ===========               ===========


                             PSS WORLD MEDICAL, INC.
                                    Footnotes

(a) Other general and administrative expenses include restructuring costs and expenses, merger costs and expenses, accelerated depreciation, operational tax charge reversal, rationalization expenses, and other costs. Refer to the detail of these charges on page 10.

(b) Adjusted Income from Operations is the sum of Income from operations and other general and administrative expenses. Management reviews Adjusted Income from Operations when evaluating and comparing the performance of each operating segment on a monthly and quarterly basis. Management believes Adjusted Income from Operations is an important measure of profitability and return.

(c) DSO is average accounts receivable divided by average net sales. Average accounts receivable is the sum of accounts receivable at the beginning and ending of the period divided by two. Average net sales is the sum of net sales for each of the three months in the given quarter divided by ninety.

(d) DOH is average inventory divided by average cost of goods sold ("COGS"). Average inventory is the sum of inventory at the beginning and ending of the period divided by two. Average COGS is the sum of COGS for each of the three months in the given quarter divided by ninety.

(e) DIP is average accounts payable divided by average COGS. Average accounts payable is the sum of accounts payable at the beginning and ending of the period divided by two.

(f)      Cash Conversion Days is the sum of DSO and DOH less DIP.

(g) Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(h) Operational working capital equals accounts receivable plus inventory minus accounts payable.

(i) Restructuring costs and expenses include involuntary employee termination costs, lease termination costs, and branch shutdown costs related to various plans adopted by management and the Board of Directors.

(j) Accelerated depreciation represents additional depreciation as a result of revising the estimated useful lives of certain assets in connection with certain restructuring plans adopted by the Company.

(k) Rationalization expenses primarily include payroll, travel and entertainment, and other expenses related to the conversion to the new Enterprise Resource System and the conversion of the service centers described in the Physician Business restructuring plan adopted during the third quarter of fiscal year 2002 ("Rationalization Programs").

(l) Other costs primarily include lease termination costs related to closed facilities.

(m) Merger costs and expenses relate to the Retention Bonus Plans that were adopted during fiscal year 2000.

(n) Operational tax charge reversal relates to the charge previously recorded by the Elder Care Business during fiscal year 1999.

(o) Committed capital equals the sum of the committed capital of the most recent two quarters or fiscal years, divided by two.

(p) ROCC equals return divided by committed capital. Return is annualized for quarterly calculations.

(q) Depreciation for the three months ended March 29, 2002, twelve months ended March 28, 2003 and the twelve months ended March 29, 2002, excludes $1.1 million, $0.2 million and $1.1 million, respectively, of accelerated depreciation as such amounts are included in Other G&A expenses.

(r) Adjusted EBITDA represents income from continuing operations before extraordinary loss, plus provision for income taxes, interest expense, amortization expense, other general and administrative expenses, less interest and investment income. Management reviews Adjusted EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes Adjusted EBITDA is an important measure of liquidity.